UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 8, 2016

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware	001-32598	41-1941551
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2016, the registrant and KBS Rivertech, LLC (the “Landlord”) entered into the Second Amendment to Lease (the “Lease Amendment”) to the lease agreement dated April 1, 2002 (as subsequently amended, the “Lease”) for its corporate headquarters, research and manufacturing space located a 129 Concord Road, Billerica, Massachusetts (the “Premises”).

The Lease Amendment extends the term of the Lease from March 31, 2019 to September 30, 2026. Pursuant to the Lease Amendment, the registrant is not required to pay the Landlord any base rent from April 1, 2016 through March 31, 2017, however the registrant is required to pay the Landlord certain operating expenses. Beginning on April 1, 2017 and ending on March 31, 2018, the registrant is obligated to pay the Landlord monthly installments of fixed rent of $205,436.59. The registrant’s monthly base rent will increase by two percent of the then-current base rent on April 1 of each succeeding year during the term of the Lease, beginning on April 1, 2018.

Subject to the terms and conditions of the Lease Amendment, the Landlord has agreed to reimburse the registrant for costs relating to certain base building work and improvements to the Premises, in an amount not to exceed $2,888,952 cumulatively.

Pursuant to the Lease Amendment, the registrant has an option to extend the term of the Lease beyond the expiration date of the Lease by five years at ninety-five percent of the then-current fair market value.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment of Lease, dated March 8, 2016, between Entegris, Inc. and KBS Rivertech, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: March 11, 2016	By	/s/ Peter W. Walcott
	Name:	Peter W. Walcott
	Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment of Lease, dated March 8, 2016, between Entegris, Inc. and KBS Rivertech, LLC